                                                                      EXHIBIT 11



                     THE MAXIM GROUP, INC. AND SUBSIDIARIES


                    COMPUTATION OF BASIC AND DILUTED EARNINGS

                     PER COMMON AND COMMON EQUIVALENT SHARE

                  (In Thousands, Except Per Share Information)




                                                                  Three Months Ended
                                                               ------------------------
                                                               October 31,  October 31,
                                                                   1998         1997
                                                               -----------  -----------
Basic:
    Net earnings                                                 $ 6,029      $ 4,397
                                                                 =======      =======

    Weighted average number of common shares outstanding          19,428       16,164
                                                                 =======      =======

    Basic earnings per common share                              $  0.31      $  0.27
                                                                 =======      =======

Diluted:
    Net earnings                                                 $ 6,029      $ 4,397
                                                                 =======      =======

    Shares:
       Weighted average number of common shares
          outstanding                                             19,428       16,164
       Shares issuable from assumed exercise of outstanding
          stock options                                              813          758
                                                                 -------      -------
       Weighted average number of common and common
          equivalent shares (a)                                   20,241       16,922
                                                                 =======      =======

       Diluted earnings per common share                         $  0.30      $  0.26
                                                                 =======      =======


                  (a) Common equivalent shares represent stock options granted to key employees and directors.

                                                                      EXHIBIT 11


                     THE MAXIM GROUP, INC. AND SUBSIDIARIES


                    COMPUTATION OF BASIC AND DILUTED EARNINGS

                     PER COMMON AND COMMON EQUIVALENT SHARE

                  (In Thousands, Except Per Share Information)



                                                                      Nine Months Ended
                                                                 ---------------------------
                                                                 October 31,     October 31,
                                                                     1998            1997
                                                                 -----------     -----------
Basic:
    Net (loss) earnings                                            $(8,217)        $12,233
                                                                   =======         =======

    Weighted average number of common shares outstanding            17,385          16,189
                                                                   =======         =======

    Basic (loss) earnings per common share                         $ (0.47)        $  0.76
                                                                   =======         =======

Diluted:
    Net (loss) earnings                                            $(8,217)        $12,233
                                                                   =======         =======

    Shares:
       Weighted average number of common shares
         outstanding                                                17,385          16,189
       Shares issuable from assumed exercise of outstanding
         stock options                                                 N/A(a)          534
                                                                   -------         -------
       Weighted average number of common and common
         equivalent shares (b)                                      17,385          16,723
                                                                   =======         =======

       Diluted (loss) earnings per common share                    $ (0.47)        $  0.73
                                                                   =======         =======


                  (a) Common equivalent shares are antidilutive for the nine months ended October 31, 1998.

                  (b) Common equivalent shares represent stock options granted to key employees and directors.


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